Exhibit 99.1

NYSE: WPZ
Date:           Oct. 10, 2008
Williams Partners L.P. Provides Second Update on Discovery System, Financial Effect
Following Hurricanes
     TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced the second update of the Discovery system following the hurricanes in the Gulf of Mexico as well as the expected effect on its financial results.
     As previously announced, Discovery’s offshore gathering system sustained hurricane damage and is not accepting gas from producers while repairs are being made. Inspections revealed that an 18-inch lateral was severed from its connection to the 30-inch mainline in 250 feet of water.
     The partnership expects the 30-inch mainline to be repaired and returned to service by the end of November and the 18-inch lateral to be repaired and returned to service by the end of December.
     Williams Partners owns 60 percent of the Discovery system, which includes an offshore natural gas gathering system, as well as the Larose natural gas processing plant and Paradis fractionation facility. Both processing facilities are fully operational and running at approximately 40 percent of capacity from onshore sources. Williams (NYSE: WMB) operates the Discovery system.
Expected Financial Effect for Third Quarter, Fourth Quarter
     Williams Partners’ previous third-quarter 2008 guidance for the expected financial effect of hurricane-related damages and downtime is unchanged. The partnership continues to expect a reduction in third-quarter 2008 consolidated segment profit of $6 million to $10 million, based on the partnership’s 60-percent equity earnings in Discovery. Williams Partners does not expect Discovery’s resulting third-quarter 2008 equity earnings to be materially different from its second-quarter 2008 equity earnings of $8.6 million.
     For fourth-quarter 2008, the partnership expects a reduction in consolidated segment profit of $10 million to $20 million, also based on the 60-percent equity earnings in Discovery. As result, the partnership expects Discovery’s equity earnings for fourth-quarter 2008 to range from a loss of $10 million to breakeven.
     The partnership’s above estimates for the expected effect on its results reflect its portion of Discovery’s property insurance deductible, but do not reflect any potential future recoveries under the partnership’s business interruption insurance policy.
     Williams Partners does not expect any impact on its third- or fourth-quarter 2008 cash distributions to unitholders as a result of the hurricanes. The partnership has maintained a strong cash distribution coverage ratio, and it expects to fund any timing differences between cash requirements for repairs and insurance reimbursements with cash on hand, cash flow from operations and existing credit facilities, if required.

     Under Discovery’s current Federal Energy Regulatory Commission-approved tariff, Discovery is permitted to recover certain natural-disaster related costs, including property damage insurance deductibles, through the Hurricane Mitigation and Reliability Enhancement (HMRE) surcharge. Recovery of any Hurricane Ike-related repairs via the HMRE surcharge would result from surcharges made on transportation of natural gas in 2009 and 2010.
About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico, the San Juan Basin in New Mexico and Colorado, and the Washakie Basin in Wyoming. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets. The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078
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Williams Partners’ reports, filings and other public announcements might contain or incorporate by reference forward-looking statements — statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on our intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners’ processing, fractionation and storage businesses could be affected by any decrease in natural gas liquids (NGL) prices or a change in NGL prices relative to the price of natural gas; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and NGLs and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and NGLs or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected; Williams Partners does not own all of the interests in Wamsutter LLC (Wamsutter), the Conway fractionator or Discovery Producer Services LLC (Discovery), which could adversely affect Williams Partners’ ability to operate and control these assets in a manner beneficial to it; Williams Partners’ results of storage and fractionation operations are dependent upon the demand for propane and other NGLs and a substantial decrease in this demand could adversely affect Williams Partners’ business and operation results; Discovery and Wamsutter may reduce their cash distributions to Williams Partners in some situations; Discovery’s interstate tariff rates and terms and conditions are subject to review and possible adjustment by federal regulators and are subject to changes in policy by federal regulators, which could have a material adverse effect on Williams Partner’s business and operating results; Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may not be adequately insured; Williams Partners does not operate all of its assets and its reliance on others to operate its assets and to provide other services could adversely affect Williams Partners’ business and operating results. Williams Partners’ partnership agreement limits its general partner’s fiduciary duties to unitholders and restricts the remedies available to unitholders for actions taken by its general partner that might otherwise constitute breaches of fiduciary duty; The Williams Companies, Inc.’s (Williams) public indentures and Williams Partners’ credit facility contain financial and operating restrictions that may limit its access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by Williams’ credit ratings; Williams Partners’ future financial and operating flexibility may be adversely affected by restrictions in Williams Partners’ debt agreements and by its leverage; Williams Partners may not be able to grow or effectively manage growth; Williams Partners has a holding company structure in which its subsidiaries conduct its operations and own its operating assets, which may affect Williams Partners’ ability to make payments on its debt obligations and distributions on its common units; common units held by Williams eligible for future sale may have adverse effects on the price of Williams Partners’ common units; Williams controls Williams Partners’ general partner, which has sole responsibility for conducting Williams Partners’ business and managing its operations; Williams Partners’ general partner and its affiliates have conflicts of interests with Williams Partners and limited fiduciary duties, and they may favor their own interests to the detriment of Williams Partners’ unitholders; even if unitholders are dissatisfied, they currently have little ability to remove Williams Partners’ general partner without its consent. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Investors are urged to closely consider the disclosures and risk factors in Williams Partners’ reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission available from Williams Partners’ offices or from Williams Partners’ website at www.williamslp.com.